Exhibit 10.94

AMENDMENT NUMBER THREE TO

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS

(Amended and Restated Effective January 1, 2010)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended, effective as of the dates set forth below, as follows:

1.	Effective November 1, 2011, Section 1.4.05(b)(2) of the Plan is hereby amended by restating it in its entirety to read as follows:

“The transfer of an Employee to, or the offer of employment to an Employee by, an employer other than a MetLife Enterprise Affiliate as a result of a sale, merger, acquisition, outsourcing of a function or similar transaction, provided the Employee continues to, or the offer of employment is for the Employee to continue to, perform the same or similar duties immediately following such transfer or immediately upon the start of employment pursuant to such offer. The determination of whether an employee continues to, or the offer of employment is for the Employee to continue to, perform the same or similar duties immediately following such transfer or immediately upon the start of employment pursuant to such offer shall be exclusively determined by the Company or Subsidiary; or”

2.	Effective January 1, 2012, Section 1.4.19 of the Plan is hereby amended by adding a new Subsection (ii) at the end of the second paragraph thereof to read as follows:

“American Life Insurance Company”

3.	Effective November 1, 2011, Section 4.1 of the Plan is hereby amended by adding the following new paragraph at the end thereof to read as follows:

“Notwithstanding any provision of the Plan to the contrary, with respect to an Employee whose name (or job code, if applicable) appears on Appendix A or B of the MetLife Bank Enhanced Severance Plan for Fulfillment Employees, such Employee shall receive the greater of the Severance Pay determined under this Plan or the enhanced severance pay under the MetLife Bank Enhanced Severance Plan for Fulfillment Employees. In no event will such Employee receive both Severance Pay under this Plan and enhanced severance pay under the MetLife Bank Enhanced Severance Plan for Fulfillment Employees.”

IN WITNESS WHEREOF, Metropolitan Life Insurance Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Lynne E. DiStasio

Name/Title:	Lynne E. DiStasio, Vice-President

Date:	22 December 2011

Witness:	/s/ Lucida Plummer